UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2012
PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
90 North Broadway, Irvington, New York 10533

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (914) 524-6810
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2012 Annual Meeting of Stockholders of Prestige Brands Holdings, Inc. (the “Company”) was held on June 29, 2012. The stockholders of the Company voted upon three proposals at the Annual Meeting, with the following results:

Item 1 – Election of five directors nominated by the Board of Directors to serve until the 2013 Annual Meeting of Stockholders

Director Nominee	For	Withheld	Broker Non-Votes
Matthew Mannelly	28,643,836	14,146,838	2,615,639
John Byom	28,093,819	14,696,855	2,615,639
Gary Costley	27,811,626	14,979,048	2,615,639
Charles Hinkaty	28,091,816	14,698,858	2,615,639
Patrick Lonergan	25,878,682	16,911,992	2,615,639

Item 2 – Ratification of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013

For	Against	Abstentions
45,040,338	249,088	116,887

Item 3 – Non-binding resolution to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement

For	Against	Abstentions	Broker Non-Votes
40,786,116	388,760	1,615,798	2,615,639

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC. (Registrant)
Date: July 5, 2012	/s/ Ronald M. Lombardi
Name: Ronald M. Lombardi
Title: Chief Financial Officer